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                                                                   EXHIBIT 4.1e







                         GUILFORD PHARMACEUTICALS INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT





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                         GUILFORD PHARMACEUTICALS INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                               TABLE OF CONTENTS

                                                                                            PAGE
     1.     GRANT OF OPTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
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     2.     PRICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
            -----
     3.     EXERCISE OF OPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
            ------------------
            3.1   TIME OF EXERCISE OF OPTION.   . . . . . . . . . . . . . . . . . . . . .  1
                  --------------------------
            3.2   EXERCISE BY OPTIONEE.   . . . . . . . . . . . . . . . . . . . . . . . .  2
                  --------------------
            3.3   TERMINATION OF OPTION.  . . . . . . . . . . . . . . . . . . . . . . . .  2
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            3.4   LIMITATIONS ON EXERCISE OF OPTION.  . . . . . . . . . . . . . . . . . .  2
                  ---------------------------------
            3.5   REDUCTION IN NUMBER OF SHARES SUBJECT TO OPTION.  . . . . . . . . . . .  3
                  -----------------------------------------------
     4.     METHOD OF EXERCISE OF OPTION. . . . . . . . . . . . . . . . . . . . . . . . .  3
            ----------------------------
     5.     LIMITATIONS ON TRANSFER.  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
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     6.     RIGHTS AS STOCKHOLDER.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
            ---------------------
     7.     EFFECT OF CHANGES IN CAPITALIZATION.  . . . . . . . . . . . . . . . . . . . .  4
            -----------------------------------
            7.1   CHANGES IN SHARES.  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                  -----------------
            7.2   REORGANIZATION IN WHICH THE CORPORATION
                  ---------------------------------------
                  IS THE SURVIVING ENTITY.  . . . . . . . . . . . . . . . . . . . . . . .  4
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            7.3   REORGANIZATION IN WHICH THE CORPORATION
                  ---------------------------------------
                   IS NOT THE SURVIVING CORPORATION OR SALE
                   ----------------------------------------
                   OF ASSETS OR STOCK.  . . . . . . . . . . . . . . . . . . . . . . . . .  4
                   ------------------
            7.4   ADJUSTMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                  -----------
     8.     GENERAL RESTRICTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
            --------------------
     9.     WITHHOLDING OF TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
            --------------------
     10.    DISCLAIMER OF RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
            --------------------
     11.    INTERPRETATION OF THIS OPTION AGREEMENT.  . . . . . . . . . . . . . . . . . .  6
            ---------------------------------------
     12.    GOVERNING LAW; JURISDICTION.  . . . . . . . . . . . . . . . . . . . . . . . .  7
            ---------------------------
     13.    DATE OF GRANT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
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     14.    BINDING EFFECT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
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     15.    NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
            ------
     16.    ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
            ----------------

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                        GUILFORD PHARMACEUTICALS INC.
                       NON-QUALIFIED STOCK OPTION PLAN
                           STOCK OPTION AGREEMENT


                 This Stock Option Agreement (the "Option Agreement") is made as of the 27th day of March, 1996, by and between Guilford Pharmaceuticals Inc. (the "Corporation") and John H. Newman, a non-employee director of the Corporation (the "Optionee").

                 NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

                 1.  GRANT OF OPTION.

                 Subject to the approval of the Corporation's stockholders, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions hereinafter set forth, 30,000 shares of common stock, par value $.01 per share, of the Corporation ("Stock"). This Option shall not constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                 2.  PRICE.

                 The purchase price (the "Option Price") for the shares of Stock subject to the Option granted by this Option Agreement is $20.3125 per share (the fair market value of the Stock).

                 3.  EXERCISE OF OPTION.

                 Except as otherwise provided herein, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

                 3.1 TIME OF EXERCISE OF OPTION.

                 The Option shall become exercisable in full six months after the date of grant (but shall not be exercisable before approval of the Plan by the stockholders of the Corporation). The Option shall be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to termination of the Option; provided, that no single exercise of an Option shall be for less than 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise, if less.
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                 3.2 EXERCISE BY OPTIONEE.

                 During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option.

                 3.3  TERMINATION OF OPTION.

                 The Option shall terminate ten (10) years after the date of grant of the Option, as set forth in Section 13 below. Optionee's termination of Board service shall not terminate the Option which shall continue in force for the duration of its term; provided, however, in the event of Optionee's death, the Option shall become fully exercisable and shall continue in force for one year following the date of death.

                 3.4  LIMITATIONS ON EXERCISE OF OPTION.

                 Notwithstanding the foregoing Subsections of this Section, in no event may the Option be exercised, in whole or in part, after the earlier of
(i) ten (10) years following the date upon which the Option is granted, as set forth in Section 13 below or (ii) the occurrence of an event referred to in
Section 7 below which results in termination of the Option. In no event may the Option be exercised for a fractional Share.

                 3.5  REDUCTION IN NUMBER OF SHARES SUBJECT TO OPTION.

                 The number of shares which may be purchased upon exercise of the Option pursuant to this Section shall be reduced by the number of shares previously purchased upon exercise of the Option pursuant to this Section.

                 4.   METHOD OF EXERCISE OF OPTION.

                 Subject to the terms and conditions of this Option Agreement, an Optionee may, at any time, exercise an Option with respect to all or any part of the shares of Stock then subject to such Option by giving the Corporation written notice of exercise, specifying the number of shares as to which the Option is being exercised. Such notice shall be addressed to the Secretary of the Corporation at the Corporation's principal office, and shall be effective when actually received (by personal delivery, fax or other delivery) by the Secretary of the Corporation. Such notice shall be accompanied by an amount equal to the Exercise Price of such shares, in the form of any one or combination of the following: (i) cash or cash equivalents,
(ii) shares of Stock valued at fair market value in accordance with the Plan,
(iii) by the delivery of a promissory note
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of the person exercising the Option to the Corporation bearing interest at one
(1) percent above the average interest rate paid by the Corporation on Corporation indebtedness on the date of exercise and repayable in equal annual installments over no more than five (5) years; or (iv) by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of an Option equal in value to the Option Price or portion thereof to be satisfied pursuant to this clause (iv). Shares of Stock acquired by the Optionee through exercise of an Option may be surrendered in payment of the Exercise Price of Options; provided, however, that any Stock surrendered in payment must have been (a) held by the Optionee for more than six months at the time of surrender or (b) acquired under an Option granted not less than six months prior to the time of surrender. Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to
the Exercise Price.   For purposes of this Option Agreement, "fair market
value" means the value of each share of Stock subject to this Option determined as follows: If on the date of grant or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, the fair market value of the Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the date of grant or other determination date (or, is there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Corporation's board of directors (the "Board"). "Exercise Price" means the Option Price multiplied by the number of shares of Stock purchased pursuant to exercise of an Option.

                 5.   LIMITATIONS ON TRANSFER.

                 The Option is not transferable by the Optionee, other than by will or the laws of descent and distribution in the event of death of the Optionee and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

                 6.   RIGHTS AS STOCKHOLDER.





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                 Neither the Optionee nor any executor, administrator,
distributee or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a stockholder of the Corporation in respect of any shares transferable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee's estate) has been entered as the stockholder of record on the books of the Corporation.

                 7.   EFFECT OF CHANGES IN CAPITALIZATION.

                 7.1  CHANGES IN SHARES.

                 If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of stock or other securities of the Corporation by reason of any recapitalization, reclassification, Stock split, reverse split, combination of Stock, exchange of Stock, Stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

                 7.2 REORGANIZATION IN WHICH THE CORPORATION IS THE SURVIVING ENTITY.

                 Subject to Section 7.3 of this Section, if the Corporation shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, the Option shall pertain to and apply to the securities to which a holder of the number of shares subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

                 7.3 REORGANIZATION IN WHICH THE CORPORATION IS NOT THE SURVIVING CORPORATION OR SALE OF ASSETS OR STOCK.





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                 Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of all or substantially all of the assets of the Corporation to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning fifty (50) percent or more of the combined voting power of all classes of stock of the Corporation, the Option hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation and/or the assumption of the Option, or for the substitution for the Option of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares of stock and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right (subject to the limitations on exercise set forth in Section 3.4 above), for thirty (30) days immediately prior to the occurrence of such termination, to exercise the Option in whole or in part. The Corporation shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Corporation gives notice thereof to its shareholders.

                 7.4  ADJUSTMENTS.

                 Adjustments specified in this Section relating to shares of Stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                 8.   GENERAL RESTRICTIONS.

                 The Corporation shall not be required to sell or issue any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way





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affect the date of termination of the Option.  Specifically in connection with the Securities Act of 1933, upon notice of exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to the Board that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Corporation shall be final, binding, and conclusive. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares of Stock pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable unless and until the shares covered by the Option are registered or are subject to an available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

                 9.   WITHHOLDING OF TAXES.

                 The parties hereto recognize that the Corporation may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option. The Optionee agrees that the Corporation may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. To the extent permissible under applicable tax, securities, and other laws, the Optionee may satisfy a tax withholding requirement by directing the Corporation to apply shares of Stock to which the Optionee is entitled as a result of the exercise of the Option to satisfy withholding requirements.

                 10.  DISCLAIMER OF RIGHTS.

                 No provision in this Option Agreement shall be construed to confer upon the Optionee the right to continue as a director of the Corporation.

                 11.  INTERPRETATION OF THIS OPTION AGREEMENT.

                 All decisions and interpretations made by the Board with regard to any question arising under the Plan or this Option Agreement shall be final, binding and conclusive on the





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Corporation and the Optionee and any other person entitled to exercise the
Option as provided for herein. In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.




                 12.  GOVERNING LAW; JURISDICTION.

                 This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof).

                 13.  DATE OF GRANT.

                 The date of grant of this Option is March 27, 1996.

                 14.  BINDING EFFECT.

                 Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

                 15.  NOTICE.

                 Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given if mailed or delivered to the Corporation at its principal office, addressed to the attention of the Corporate Secretary, or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee. Any notice hereunder by the Corporation to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation.

                 16.  ENTIRE AGREEMENT.

                 This Option Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived,





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discharged or terminated except by a written instrument signed by the
Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.




                 IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Option Agreement, or caused this Option Agreement to be duly executed and delivered on their behalf, as of the day and year first above written.



ATTEST:                        GUILFORD PHARMACEUTICALS INC.



 /s/ Jordan P. Karp            By: /s/ Thomas C. Seoh
-----------------------           -------------------------------------------

                               Title:   VP, General Counsel & Secy
                                      ---------------------------------------

                               OPTIONEE:



                                /s/ John H. Newman
                               ----------------------------------------------
                               John H. Newman

                               ADDRESS FOR NOTICE TO
                                   OPTIONEE:


                                 312 Devonshire Blvd.
                               ----------------------------------------------
                               Number                             Street

                                 San Carlos, CA 94070
                               ----------------------------------------------
                               City            State             Zip Code





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